                                                       EXHIBIT 99(c)(3)


                             SHAREHOLDERS AGREEMENT


         This SHAREHOLDERS AGREEMENT, dated as of February 22, 1999 (this "AGREEMENT"), is made and entered into among First Technology PLC, an English public limited company ("PARENT"), First Technology Acquisition Corp., an Indiana corporation and wholly owned subsidiary of Parent ("PURCHASER"), Control Devices, Inc., a Indiana corporation (the "COMPANY"), and each of the shareholders set forth on Schedule A hereto (each, a "SHAREHOLDER" and, collectively, the "SHAREHOLDERS").

                                    RECITALS:

         A. Parent, Purchaser and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which Purchaser will merge with and into Company (the "MERGER") on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

         B. As of the date hereof, each Shareholder is the Beneficial Owner of the number of Common Shares, no par value (the "COMMON STOCK"), of the Company, set forth opposite such Shareholder's name on Schedule A hereto (the "SHARES") and holds stock options (the "SUBJECT OPTIONS") to acquire the number of Shares set forth opposite such Shareholder's name on Schedule B hereto which were granted pursuant to the Company's stock option plans; and

         C. As a condition and inducement to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                            TENDER OF SUBJECT SHARES

                  1.1 AGREEMENT TO TENDER SUBJECT SHARES. Each Shareholder will cause to be validly tendered (and will not withdraw) pursuant to and in accordance with the terms of the Offer, not later than the tenth business day after commencement of the Offer, all of such Shareholder's Subject Shares. Each Shareholder hereby acknowledges that Purchaser's obligation to accept for payment and pay for Common Stock (including such Shareholder's Subject Shares) pursuant to the Offer is subject to the terms and conditions of the Offer set forth in the Merger Agreement. Upon the purchase of all the Subject Shares by Purchaser pursuant to the Offer in accordance with this Section 1.1, this Agreement will terminate. In the event, notwithstanding the provisions of the first sentence of this Section 1.1, any Subject Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Subject Shares will remain subject to the terms of this Agreement. For purposes of this Agreement, the term "SUBJECT SHARES" means Shares together with any other shares of Common Stock the Beneficial Ownership of which is acquired by exercise of the Subject Options or otherwise by such Shareholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 5.3 hereof and "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWNS" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d- 3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                                   ARTICLE II
                            VOTING OF SUBJECT SHARES

                  2.1 AGREEMENT TO VOTE SUBJECT SHARES. During the period beginning on the date hereof and ending on the first anniversary of the date hereof (the "VOTING AGREEMENT PERIOD"), at any meeting of the shareholders of the Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of shareholders of the Company, each Shareholder will vote or cause to be voted (including by written consent, if applicable) all of such Shareholder's Subject Shares in favor of the adoption of the Merger Agreement and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement which is considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. During the Voting Agreement Period, at any meeting of the shareholders of the Company called to consider and vote upon any Adverse Proposal(and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of shareholders of Company, each Shareholder will vote or cause to be voted (including by written consent, if applicable) all of such Shareholder's Subject Shares against the adoption of such Adverse Proposal. For purposes of this Agreement, the term "ADVERSE PROPOSAL" means any
(x) Company Takeover Proposal, (y) proposal or action that would reasonably be expected to result in a breach of any covenant, representation or warranty of Company set forth in the Merger Agreement, or (z) the following actions (other than the Offer, the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

                  2.2 IRREVOCABLE PROXY. (a) GRANT OF PROXY. Each Shareholder hereby appoints Parent and any designee of Parent, each of them individually, such Shareholder's proxy and attorney- in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all of such Shareholder's Subject Shares in accordance with Section 2.1 hereof. This proxy is given to secure the performance of the duties of such Shareholder under this agreement. Each Shareholder affirms that this proxy is coupled with an interest and is irrevocable. Each Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. For Subject Shares as to which the Shareholder is the beneficial but not the record owner, the Shareholder will use his best efforts to cause any record owner of such Subject Shares to grant to Parent a proxy to the same effect as that contained herein.

                  (b) OTHER PROXIES REVOKED. Each Shareholder represents and warrants that any proxies heretofore given in respect of such Shareholder's Subject Shares are not irrevocable, and hereby revokes all such proxies.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  3.1 CERTAIN REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing Date, as follows:

                  (a) OWNERSHIP. Such Shareholder is the sole Beneficial Owner of the number of shares of Common Stock set forth opposite such Shareholder's name on Schedule A hereto and has full and unrestricted power to dispose of and to vote such Shares. The Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Liens and proxies, except for any Liens or proxies arising hereunder. The transfer by such Shareholder of its Subject Shares to Purchaser or Parent pursuant to the Offer or the applicable Option, respectively, will pass to and unconditionally vest in Purchaser or Parent good and valid title to such Subject Shares, free and clear of all Liens other than restrictions set forth under applicable securities laws. Except as set forth in Schedule A and Schedule B hereto, such Shareholder does not (a) Beneficially Own any securities of the Company on the date hereof or (b) directly or indirectly, Beneficially Own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Shareholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote, dispose of or acquire any securities of the Company. The Shareholder holds exclusive power to vote the Shares and has not granted a proxy to any other Person to vote the Shares, subject to the limitations set forth in this Agreement.

                  (b) POWER AND AUTHORITY; EXECUTION AND DELIVERY. Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. In the case of each Shareholder that is not a natural person, the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which each Shareholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to any material obligation, any right of termination, cancellation, or acceleration of any obligation or any loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on such Shareholder, other than such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not impair the ability of such Shareholder to perform such Shareholder's obligations under this Agreement.

                  (d) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Shareholder that is or will be payable by the Company or any of its Subsidiaries.

                  3.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION; AUTHORITY. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) NO CONFLICTS. The execution and delivery of this Agreement by the Company does not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which the Company agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to any material obligation, any right of termination, cancellation, or acceleration of any obligation or any loss of a material benefit under, or require notice to or the consent of any person under
(i) its articles of incorporation or bylaws, (ii) any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award by which it is bound, or (iii) any judgment, writ, decree, order or ruling applicable to the Company; except in the case of clauses
(ii) and (iii) for conflicts, violations, breaches or defaults that would not impair the ability of the Company to perform its obligations under this Agreement.

                  (d) ANTITAKEOVER STATUTES. The Company Board has approved the Offer, the Merger, the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby and such approval is sufficient to render inapplicable to the Offer, the Merger, the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby, the provisions of Chapter 43 of the IBCL. Neither Chapter 42 of the IBCL nor any other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, the Merger Agreement, this Agreement or any of the transactions contemplated thereby or hereby.

                  3.3 REPRESENTATIONS AND WARRANTIES OF PARENT. Each of Parent and Purchaser hereby represents and warrants, jointly and severally, to each Shareholder, as of the date hereof and as of the Closing Date, that:

                  (a) ORGANIZATION; AUTHORITY. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining Parent Shareholder Approval, to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and, subject to obtaining Parent Shareholder Approval, performance of this Agreement.

                  (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

                  (c) NO CONFLICTS. The execution and delivery of this Agreement by Parent and Purchaser do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which the Parent and Purchaser agree to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to any material obligation, any right of termination, cancellation, or acceleration of any obligation or any loss of a material benefit under, or require notice to or the consent of any person under (i) its articles of incorporation or bylaws or equivalent organizational documents, (ii) any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award by which it is bound, or (iii) any judgment, writ, decree, order or ruling applicable to the Parent or Purchaser; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not impair the ability of Parent or Purchaser to perform its obligations under this Agreement.

                                   ARTICLE IV
                        CERTAIN COVENANTS OF SHAREHOLDERS

                  4.1 RESTRICTION ON TRANSFER OF SUBJECT SHARES, PROXIES AND NONINTERFERENCE. No Shareholder will, directly or indirectly: (a) except pursuant to the terms of this Agreement and the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Subject Shares; (b) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any of such Shareholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Shareholder's Subject Shares; (c) except within the terms of a prior written request of Parent, exercise any of the Subject Options; or (d) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

                  4.2 ADJUSTMENTS. (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Common Stock or the like or any other action that would have the effect of changing a Shareholder's ownership of the Company's capital stock or other securities or (ii) a Shareholder becomes the Beneficial Owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Shareholder immediately following the effectiveness of the events described in clause (i) or the Shareholder becoming the Beneficial Owner thereof, as described in clause
(ii), as though they were Shares hereunder.

                  (b) Each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares acquired by the Shareholder, if any, after the date hereof.

                  4.3 NO SOLICITATION. No Shareholder will take, or authorize or permit any of its officers, directors, employees, agents or representatives (including any investment banker, financial advisor, attorney or accountant) to take, any action that the Company would be prohibited from taking under Section 5.2(a) or 5.2(b) of the Merger Agreement.

                  4.4 WAIVER OF APPRAISAL RIGHTS. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have.

                  4.5 NONEXERCISE OF RIGHTS OF FIRST REFUSAL. No Shareholder will exercise any purchase right or right of first refusal that it may have with respect to any Common Stock of any other person in connection with any tender by such other person of such Common Stock pursuant to the Offer.

                  4.6 COOPERATION. Each Shareholder will cooperate fully with Parent and Company in connection with their respective reasonable best efforts to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.


                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 SECURITIES LAW COMPLIANCE. The Options and the Subject Shares to be acquired upon exercise of the Options are being and will be acquired by Parent without a view to public distribution thereof otherwise than in compliance with the Securities Act and applicable state securities laws and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws. Neither Parent nor Purchaser will effect any offer or sale of Subject Shares which would cause any Shareholder to violate the registration requirements of the Securities Act of 1933, as amended, or the registration or qualification requirements of the securities laws of any jurisdiction.

                  5.2 FEES AND EXPENSES. Each party hereto will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

                  5.3 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate (a) upon the purchase of all of the Subject Shares pursuant to the Offer in accordance with Section 1.1 or (b) by the mutual consent of the Board of Directors of the Company, the Board of Directors of Parent and Shareholders representing a majority of the Subject Shares subject to this Agreement. In the event of termination of this Agreement pursuant to this Section 5.3, this Agreement will become null and void and of no effect with no liability on the part of any party hereto and all proxies granted hereby will be automatically revoked; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination, and provided further that the representations and warranties set forth in Article III and covenants set forth in Section 5.2 will survive the termination of this Agreement.

                  5.4 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

                  5.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such matters. Neither the Merger Agreement nor this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies.

                  5.6 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                  5.7 NOTICES. Any notice required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


                             If to Parent or Purchaser:

                             First Technology PLC
                             2 Cheapside Court
                             Buckhurst Road
                             Ascot
                             Berkshire SL5 7RF
                             Attn:  Dr. Fred Westlake
                             Fax No.: 44-1344-622-773


                             With copies to:

                             Jones, Day, Reavis & Pogue
                             599 Lexington Avenue
                             New York, New York  10022
                             Attn:  Jere R. Thomson, Esq.
                             Fax No.:  212-755-7306

                             If to the Company or any
                             Shareholder:

                             Control Devices, Inc.
                             228 Northeast Road
                             Standish, Maine  04084
                             Attn:  Bruce D. Atkinson
                             Fax No.: 207-642-0111February 22,
                             1999


                             With copies to:

                             Sommer & Barnard, PC
                             4000 Bank One Tower
                             Indianapolis, Indiana  46204
                             Attn: James A Strain, Esq.
                             Fax No.:  317-236-9802


or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                  5.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Shareholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to will be null and void. This Agreement, together with any rights, interests, or obligations of Parent hereunder, may be assigned or delegated, in whole or in part, by Parent without the consent of or any action by any Shareholder upon notice by Parent to each Shareholder affected thereby as herein provided. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including without limitation any person to whom any Subject Shares are sold, transferred or assigned).

                  5.9 FURTHER ASSURANCES. Each Shareholder will execute and deliver such other documents and instruments and take such further actions as may be reasonably necessary or appropriate or as may be reasonably requested by Parent in order to ensure that Parent receives the full benefit of this Agreement, provided that such actions are at no cost to the Shareholder.

                  5.10 PUBLICITY. Parent, the Company and each Shareholder will consult with each other party before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby and will not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules.

                  5.11 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  5.12 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  5.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                  5.14 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

                  5.15 REMEDIES NOT EXCLUSIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                               FIRST TECHNOLOGY PLC

                                By: /s/ Dr. Frederick Westlake
                                  --------------------------------------------
                                  Name: Dr. Frederick Westlake
                                       ---------------------------------------
                                  Title: Chairman
                                        --------------------------------------


                               FIRST TECHNOLOGY ACQUISITION
                                  CORP.

                                By: /s/ Dr. Frederick Westlake
                                  --------------------------------------------
                                  Name: Dr. Frederick Westlake
                                       ---------------------------------------
                                  Title: Chairman
                                        --------------------------------------


                                CONTROL DEVICES, INC.

                                By: /s/ Bruce D. Atkinson
                                  --------------------------------------------
                                  Name: Bruce D. Atkinson
                                       ---------------------------------------
                                  Title: President and Chief Executive Officer
                                        --------------------------------------








                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                                         SHAREHOLDERS:


                                         /s/ Bruce D. Atkinson
                                         ---------------------------------------
                                         Bruce D. Atkinson


                                         /s/ Bettina R. Atkinson
                                         ---------------------------------------
                                         Bettina Atkinson


                                         /s/ Forrest E. Crisman, Jr.
                                         ---------------------------------------
                                         Forrest E. Crisman, Jr.



                                         Prudential Securities c/f
                                         Forrest E. Crisman, Jr. PSP
                                         FBO Forrest E. Crisman, Jr.


                                       By:  /s/ Forrest E. Crisman, Jr.
                                            ------------------------------------


                                         Prudential Securities c/f
                                         Forrest E. Crisman, Jr. MPP
                                         FBO Forrest E. Crisman, Jr.


                                       By:  /s/ Forrest E. Crisman, Jr.
                                            ------------------------------------

                                          /s/ Michel Hauser-Kauffmann
                                          --------------------------------------
                                          Michel Hauser-Kauffmann



                                          /s/ Glenn Scolnik
                                          --------------------------------------
                                          Glenn Scolnik

                                          Prudential Securities c/f
                                          Glenn Scolnik Roll IRA
                                          #OZJ-F46165-80

                                       By: /s/ Glenn Scolnik
                                           -------------------------------------
                                           Glenn Scolnik

                                           Prudential Securities c/f
                                           Glenn Scolnik PSP
                                           FBO Glenn Scolnik #OZJ-R47951-80


                                       By:  /s/ Glenn Scolnik
                                            ------------------------------------
                                            Glenn Scolnik

                                          Prudential Securities c/f
                                          Glenn Scolnik MPP
                                          FBO Glenn Scolnik #OZJ-R47960-80


                                       By:  /s/ Glenn Scolnik
                                            ------------------------------------

                                          /s/ Ralph R. Whitney, Jr.
                                          --------------------------------------
                                          Ralph R. Whitney


                                          Ralph R. Whitney, Jr., Trustee
                                          For the Plan of Ralph R. Whitney
                                          Money Purchase Plan

                                       By:  /s/ Ralph R. Whitney, Jr.
                                            ------------------------------------

                                          /s/ Faye W. Whitney
                                          --------------------------------------
                                          Faye Whitney

                                          /s/ Jeffrey G. Wood
                                          --------------------------------------
                                          Jeffrey G. Wood

                             TABLE OF DEFINED TERMS

                                                                            PAGE

Adverse Proposal .........................................................    3
Agreement ................................................................    1
Beneficial Ownership .....................................................    2
Beneficially Owns ........................................................    2
Common Stock .............................................................    1
Company ..................................................................    1
Exchange Act .............................................................    2
Merger ...................................................................    1
Merger Agreement .........................................................    1
Parent ...................................................................    1
Purchaser ................................................................    1
Shareholder ..............................................................    1
Shareholders .............................................................    1
Shares ...................................................................    1
Subject Options ..........................................................    1
Subject Shares ...........................................................    2


                                                                      SCHEDULE A



                                     SHARES

Ralph R. Whitney..................... 534,481
Forrest E. Crisman, Jr............... 267,240
Glenn Scolnik........................ 267,240
Bruce D. Atkinson.................... 256,410
Jeffrey G. Wood...................... 170,940
Michel Hauser-Kauffmann..............  68,369

                                                                      SCHEDULE B




                                                  Grant
OPTIONS:                     #                    PRICE
--------                  ------                 --------


Bruce D. Atkinson         75,000                 $   6.34
Bruce D. Atkinson         75,000                    10.80
Jeffrey G. Wood           50,000                     6.34
Jeffrey G. Wood           50,000                    10.80
Michel Hauser Kauffmann   23,333                     5.40
Michel Hauser Kaufmann    23,333                    10.80
Ralph R. Whitney           1,666                     7.61
Ralph R. Whitney           1,666                    12.95
Glenn Scolnik              1,666                     7.61
Glenn Scolnik              1,666                    12.95
Forrest Crisman            1,666                    10.00
Forrest Crisman            1,666                    12.95
